THE GLENBROOK PROVIDER EXTRA VARIABLE ANNUITY

GLENBROOK LIFE AND ANNUITY  COMPANY
300 N. MILWAUKEE AVE. VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-755-5275            PROSPECTUS    DATED November 2, 2001
--------------------------------------------------------------------------------
Glenbrook Life and Annuity Company ("GLENBROOK", "WE", or "US") is offering the Glenbrook Provider Extra Variable Annuity, a group and individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 52 "INVESTMENT ALTERNATIVES". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 49 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Glenbrook Life Multi-Manager Variable Account ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the portfolios ("PORTFOLIOS") of the following underlying funds ("FUNDS"):

       - AIM VARIABLE INSURANCE FUNDS

       - THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

       - DREYFUS STOCK INDEX FUND

       - DREYFUS VARIABLE INVESTMENT FUND (VIF)

       - FIDELITY VARIABLE INSURANCE PRODUCTS FUND

       - FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

       - GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)

       - LSA VARIABLE SERIES TRUST

       - MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST-SM-

       - OPPENHEIMER VARIABLE ACCOUNT FUNDS

       - PUTNAM VARIABLE TRUST

       - THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

Each Fund has multiple investment portfolios. Not all of the Funds and/or portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or portfolios. Your annuity application will list all available portfolios.

Each time you make a purchase payment, we will add to your Contract value ("Contract Value") a credit enhancement ("Credit Enhancement") equal to 4% of that purchase payment. Expenses for this Contract may be higher than expenses for an annuity contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the higher expenses. You and your agent should decide if this Contract is right for you.

Glenbrook has filed a Statement of Additional Information, dated November 2, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.
--------------------------------------------------------------------------------

                      THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT             THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
 NOTICES              THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                      INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                      CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR
                      GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                      AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                      RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE CONTRACTS
                      ARE NOT FDIC INSURED.

TABLE OF CONTENTS
-------------------------------------------------------


OVERVIEW
-------------------------------------------------------
   Important Terms                                    3
-------------------------------------------------------
   The Contract At A Glance                           4
-------------------------------------------------------
   How the Contract Works                             7
-------------------------------------------------------
   Expense Table                                      8
-------------------------------------------------------
   Financial Information                             14
-------------------------------------------------------
CONTRACT FEATURES
-------------------------------------------------------
   The Contract                                      15
-------------------------------------------------------
   Purchases                                         16
-------------------------------------------------------
   Contract Value                                    18
-------------------------------------------------------
   Investment Alternatives:The Variable Sub-Accounts 19
-------------------------------------------------------
   Investment Alternatives:The Fixed Account Options 19
-------------------------------------------------------
   Investment Alternatives: Transfers                25
-------------------------------------------------------
   Expenses                                          27
-------------------------------------------------------
   Access To Your Money                              29
-------------------------------------------------------
   Income Payments                                   30
-------------------------------------------------------
   Death Benefits                                    33
-------------------------------------------------------
OTHER INFORMATION
-------------------------------------------------------
   More Information:                                 37
-------------------------------------------------------
      Glenbrook                                      37
-------------------------------------------------------
      The Variable Account                           38
-------------------------------------------------------
      The Portfolios                                 38
-------------------------------------------------------
      The Contract                                   39
-------------------------------------------------------
      Qualified Plans                                39
-------------------------------------------------------
      Legal Matters                                  39
-------------------------------------------------------
   Taxes                                             40
-------------------------------------------------------
      Taxation of Annuities in General               40
-------------------------------------------------------
      Tax Qualified Contracts                        41
-------------------------------------------------------
      Income Tax Withholding                         42
-------------------------------------------------------
ANNUAL REPORTS AND OTHER DOCUMENTS                   42
-------------------------------------------------------
      Experts                                        43
-------------------------------------------------------
      Performance Information                        43
-------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT EXAMPLE       A-1
-------------------------------------------------------
APPENDIX B -- CALCULATION OF ENHANCED
              EARNINGS DEATH BENEFIT AMOUNT         B-1
-------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS                                   C-1
-------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

------------------------------------------------------
   Accumulation Phase                                7
------------------------------------------------------
   Accumulation Unit                                14
------------------------------------------------------
   Accumulation Unit Value                          14
------------------------------------------------------
   Anniversary Values                               34
------------------------------------------------------
   Annuitant                                        15
------------------------------------------------------
   Automatic Additions Plan                         16
------------------------------------------------------
   Automatic Portfolio Rebalancing Program          26
------------------------------------------------------
   Beneficiary                                      15
------------------------------------------------------
   Cancellation Period                              17
------------------------------------------------------
   Contingent Beneficiary                           15
------------------------------------------------------
   Contract*                                         1
------------------------------------------------------
   Contract Anniversary                              4
------------------------------------------------------
   Contract Owner ("You")                           15
------------------------------------------------------
   Contract Value                                   18
------------------------------------------------------
   Contract Year                                     6
------------------------------------------------------
   Credit Enhancement                               17
------------------------------------------------------
   Death Benefit Anniversary                        33
------------------------------------------------------
   Dollar Cost Averaging Program                    26
------------------------------------------------------
   Due Proof of Death                               33
------------------------------------------------------
   Enhanced Earnings Death Benefit Rider            35
------------------------------------------------------
   Enhanced Death Benefit Rider                     33
------------------------------------------------------
   Excess-of-Earnings Withdrawal                    36
------------------------------------------------------
   Fixed Account Options                             1
------------------------------------------------------
   Free Withdrawal Amount                           28
------------------------------------------------------
   Funds                                             1
------------------------------------------------------
   Glenbrook ("We" or "Us")                          1
------------------------------------------------------
   Guarantee Periods                                22
------------------------------------------------------
   Guaranteed Income Benefit                        32
------------------------------------------------------
   Guaranteed Maturity Fixed Account                22
------------------------------------------------------
   Income Base                                      32
------------------------------------------------------
   In-Force Earnings                                35
------------------------------------------------------
   Income Benefit Rider                             32
------------------------------------------------------
   Income Plan                                      30
------------------------------------------------------
   In-Force Premium                                 35
------------------------------------------------------
   Investment Alternatives                           1
------------------------------------------------------
   Issue Date                                        7
------------------------------------------------------
   Market Value Adjustment                          24
------------------------------------------------------
   Payout Phase                                      7
------------------------------------------------------
   Payout Start Date                                30
------------------------------------------------------
   Portfolios                                        1
------------------------------------------------------
   Primary Beneficiary                              15
------------------------------------------------------
   Qualified Contracts                               4
------------------------------------------------------
   Rider Application Date                            4
------------------------------------------------------
   Rider Date                                       32
------------------------------------------------------
   SEC                                               1
------------------------------------------------------
   Settlement Value                                 33
------------------------------------------------------
   Systematic Withdrawal Program                    30
------------------------------------------------------
   Valuation Date                                   16
------------------------------------------------------
   Variable Account                                  1
------------------------------------------------------
   Variable Sub-Account                              1
------------------------------------------------------
   Withdrawal Charge                                28
------------------------------------------------------

*In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.


THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS You can purchase a Contract with as little as $5,000 ($2,000 for "QUALIFIED CONTRACTS", which are Contracts issued within QUALIFIED PLANS). You can add to your Contract as often and as much as you like, but each payment must be at least $50.

Each time you pay a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of that purchase payment.
--------------------------------------------------------------------------------
RIGHT TO CANCEL      You may cancel your Contract within 20 days of receipt or
                     any longer period as your state may require ("CANCELLATION
                     PERIOD"). Upon cancellation, we will return your purchase
                     payments adjusted, to the extent federal or state law
                     permits, to reflect the investment experience of any
                     amounts allocated to the Variable Account, including the
                     deduction of mortality and expense risk charges and
                     administrative expense charges.  If you exercise your Right to Cancel the Contract, the amount we refund to you will
                     not include any Credit Enhancement. See "Right to Cancel"
                     for details.
--------------------------------------------------------------------------------
EXPENSES             You will bear the following expenses:
                     -  Total Variable Account annual fees equal to 1.50% of
                        average daily net assets (1.75% if you select the ENHANCED DEATH BENEFIT RIDER or the INCOME BENEFIT RIDER; and 2.00% if you select both the Enhanced Death Benefit and the Income Benefit Riders).
                     -  If you select the ENHANCED EARNINGS DEATH BENEFIT RIDER, you would pay an additional annual fee of up to 0.35% (depending on the oldest Contract owner's age as of the date we receive the completed application or a written request to add the Rider, whichever is later ("Rider Application Date")) of the CONTRACT VALUE on each Contract anniversary ("CONTRACT ANNIVERSARY"). For more information about Variable Account expenses, see "EXPENSES" below.
                     -  Annual contract maintenance charge of $35 (with certain exceptions) - Withdrawal charges ranging from
                          0% to 8% of purchase payments
                        withdrawn (with certain exceptions)
                     -  Transfer fee of up to 0.50% of the amount transferred
                        after the 12th transfer in any Contract year
                        (subject to a minimum charge of $10.00 per transfer). This fee is currently waived.
                     -  State premium tax (if your state imposes one). In
                        addition, each Portfolio pays expenses that you will Portfolio pays expenses that you bear indirectly if you invest in a Variable Sub-Account.

--------------------------------------------------------------------------------
INVESTMENT           The Contract offers 52 investment alternatives including:
ALTERNATIVES         -  3 Fixed Account Options (which credit interest at rates we guarantee)
                     -  49 Variable Sub-Accounts investing in Portfolios
                        offering professional money management by these investment advisers:
                     -  A I M ADVISORS, INC.
                     -  THE DREYFUS CORPORATION
                     -  FIDELITY MANAGEMENT & RESEARCH COMPANY
                     -  FRANKLIN ADVISERS, INC.
                     -  FRANKLIN MUTUAL ADVISERS, LLC
                     -  GOLDMAN SACHS ASSET MANAGEMENT
                     -  LSA ASSET MANAGEMENT, LLC
                     -  MFS INVESTMENT MANAGEMENT-REGISTERED TRADEMARK-
                     -  MORGAN STANLEY ASSET MANAGEMENT
                     -  MILLER ANDERSON & SHERRERD, LLP
                     -  OPPENHEIMER FUNDS, INC.
                     -  PUTNAM INVESTMENT MANAGEMENT, INC.
                     -  TEMPLETON ASSET MANAGEMENT LTD.
                     -  TEMPLETON INVESTMENT COUNSEL, LLC

                     To find out current rates being paid on the Fixed Account Options or how the Variable Sub-Accounts have performed, call us at 1-800-755-5275.

--------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:
                     -  AUTOMATIC PORTFOLIO REBALANCING PROGRAM
                     -  AUTOMATIC ADDITIONS PROGRAM
                     -  DOLLAR COST AVERAGING PROGRAM
                     -  SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------
INCOME               PAYMENTS You can choose fixed income payments, variable
                     income payments, or a combination of the two. You can
                     receive your income payments in one of the following ways:
                     - life income with guaranteed payments - a "joint and
                     survivor" life income with guaranteed
                       payments
                     - guaranteed payments for a specified period (5 to 30
                       years)
                        We offer an Income Benefit Rider.
--------------------------------------------------------------------------------
DEATH                BENEFITS If you or the ANNUITANT (if the Contract is owned by a non-natural person) die before the PAYOUT START DATE, we will pay the death benefit described in the Contract. We also offer an Enhanced Death Benefit Rider and Enhanced
                     Earnings Death Benefit Rider.
--------------------------------------------------------------------------------
TRANSFERS            Before the Payout Start Date, you may transfer your
                     Contract Value among the investment alternatives, with
                     certain restrictions. We do not currently impose a fee
                     upon transfers. However, we reserve the right to charge up to 0.50% of the amount transferred per transaction, after
                     the 12th transfer in each Contract year ("CONTRACT YEAR"), which we measure from the date we issue your Contract or a
                     Contract Anniversary.  The minimum transfer fee is $10.00.
--------------------------------------------------------------------------------
WITHDRAWALS          You may withdraw some or all of your Contract Value at
                     any time prior to the Payout Start Date. In general, you must withdraw at least $50 at a time. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date. A 10% federal tax penalty may apply if you withdraw before you are 59 1/2 years old. A withdrawal charge and a MARKET VALUE ADJUSTMENT also may apply.


HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 49 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page __. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


   ISSUE      ACCUMULATION PHASE         PAYOUT START        PAYOUT
   DATE                                    DATE              PHASE
   -----------------------------------------------------------------------------------------------
   You buy    You save for retirement     You elect to      You can receive     Or you can
   a                                      receive           income payments     receive income
   Contract                               income            for a set           payments for life
                                                            payments or         period
                                                            receive a
                                                            lump sum
                                                            payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner, or if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-755-5275 if you have any questions about how the Contract works.



EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:  0     1     2     3     4     5     6     7    8+
------------------------------------------------------------------------------------------------------------------------------------
Applicable Charge:                                                                8%    8%    8%    7%    6%    5%    4%    3%   0%
--------------------------------------------------------------------------------

Annual Contract Maintenance Charge                                    $35.00**
--------------------------------------------------------------------------------
Transfer Fee                              up to .50% of the amount transferred,
                                          subject to a minimum fee of $10.00
                                          per transfer***
--------------------------------------------------------------------------------

*Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

**We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.


Without the Enhanced Death Benefit or Income Benefit Riders
-----------------------------------------------------------------------
Mortality and Expense Risk Charge                         1.40%
-----------------------------------------------------------------------
Administrative Expense Charge                             0.10%
-----------------------------------------------------------------------
Total Variable Account Annual Expenses                    1.50%
-----------------------------------------------------------------------
With the Enhanced Death Benefit Rider
-----------------------------------------------------------------------
Mortality and Expense Risk Charge                         1.65%
-----------------------------------------------------------------------
Administrative Expense Charge                             0.10%
-----------------------------------------------------------------------
Total Variable Account Annual Expenses                    1.75%
-----------------------------------------------------------------------


With the Income Benefit Rider
-----------------------------------------------------------------------
Mortality and Expense Risk Charge                         1.65%
-----------------------------------------------------------------------
Administrative Expense Charge                             0.10%
-----------------------------------------------------------------------
Total Variable Account Annual Expenses                    1.75%
-----------------------------------------------------------------------
With the Income Benefit and Enhanced Death Benefit Riders
-----------------------------------------------------------------------
Mortality and Expense Risk Charge                         1.90%
-----------------------------------------------------------------------
Administrative Expense Charge                             0.10%
-----------------------------------------------------------------------
Total Variable Account Annual Expenses                    2.00%
-----------------------------------------------------------------------


If you elect the Enhanced Earnings Death Benefit Rider, we will deduct an annual charge of up to 0.35% of your Contract Value on each Contract Anniversary during the Accumulation Phase. The charge is based on the oldest Contract owner's age as of the Rider Application Date, as follows:

Age                                                           Annual Charge

-----------------------------------------------------------------------------
0-55                                                              0.10%
-----------------------------------------------------------------------------
56-65                                                             0.20%
-----------------------------------------------------------------------------
66-75                                                             0.35%
-----------------------------------------------------------------------------


We will deduct this charge from your Contract Value in the Variable Account on a pro rata basis. If the Contract Value in the Variable Account is not sufficient to cover the charge, we will deduct the remaining charge from the fixed Guaranteed Periods, beginning with the oldest fixed Guaranteed Period (see "EXPENSES" on page 27 for additional information). Fixed Guarantee Periods may not be available in all states.


PORTFOLIO ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)(1)

                                                         Management          Rule 12b-1     Other     Total Portfolio
Portfolio                                                 Fees                Fees         Expenses   Annual Expenses
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                       0.80%                N/A          0.46%         1.26%
- --------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                    0.75%                N/A          0.35%         1.10%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                        0.61%                N/A          0.21%         0.82%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2, 3)              0.72%                N/A          0.78%         1.50%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                          0.60%                N/A          0.30%         0.90%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                      0.61%                N/A          0.22%         0.83%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth and Income Fund                           0.60%                N/A          0.24%         0.84%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Equity Fund                        0.73%                N/A          0.29%         1.02%
----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Value Fund                                       0.61%                N/A          0.23%         0.84%
----------------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth
 Fund, Inc.                                               0.75%                N/A          0.03%         0.78%
----------------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index Fund                                  0.25%                N/A          0.01%         0.26%
----------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF -- Growth & Income Portfolio                  0.75%                N/A          0.03%         0.78%
----------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF -- Money Market Portfolio                     0.50%                N/A          0.10%         0.60%
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager-Registered
  Trademark-: Growth (4, 5)                               0.58%               0.25%         0.14%         0.97%
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund-Registered Trademark-
  Portfolio(4, 5)                                         0.57%               0.25%         0.10%         0.92%
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio (4)                  0.48%               0.25%         0.10%         0.83%
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio (4, 5)                      0.57%               0.25%         0.09%         0.91%
----------------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio(4)                     0.58%               0.25%         0.18%         1.01%
----------------------------------------------------------------------------------------------------------------------------
Franklin Global Health Care Securities --
  Class 2 (6, 7)                                          0.57%               0.25%         0.21%         1.03%
----------------------------------------------------------------------------------------------------------------------------
Franklin Small Cap Fund -- Class 2 (6, 8, 9)              0.49%               0.25%         0.28%         1.02%
----------------------------------------------------------------------------------------------------------------------------
Franklin Technology Securities --
  Fund Class 2 (6, 10, 11)                                0.51%               0.25%         0.48%         1.24%
----------------------------------------------------------------------------------------------------------------------------
Mutual Shares Securities Fund -- Class 2 (6)              0.60%               0.25%         0.20%         1.05%
----------------------------------------------------------------------------------------------------------------------------
Templeton Developing Markets Securities Fund --
  Class 2 (6)                                             1.25%               0.25%         0.31%         1.81%
----------------------------------------------------------------------------------------------------------------------------
Templeton International Securities Fund --
  Class 2 (6)                                             0.67%               0.25%         0.20%         1.12%
----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE-SM- Small Cap Equity
  Fund(12)                                                0.75%                N/A          0.25%         1.00%
----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE-SM- U.S. Equity Fund               0.70%                N/A          0.20%         0.90%
----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Global Income Fund (12)                 0.90%                N/A          0.25%         1.15%
----------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Internet Tollkeeper-SM-
   Fund (12)                                              1.00%                N/A          0.25%         1.25%
----------------------------------------------------------------------------------------------------------------------------
LSA Focused Equity Fund (13)                              0.95%                N/A          0.30%         1.25%
----------------------------------------------------------------------------------------------------------------------------
LSA Growth Equity Fund (13)                               0.85%                N/A          0.30%         1.15%
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Fund - Service Class (14, 15)         0.75%               0.20%         0.10%         1.05%
----------------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Service Class (14, 15, 16)   0.75%               0.20%         0.12%         1.07%
----------------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Service Class (14, 15, 17)     0.90%               0.20%         0.16%         1.26%
----------------------------------------------------------------------------------------------------------------------------
MFS Research Series - Service Class (14, 15)              0.75%               0.20%         0.10%         1.05%
----------------------------------------------------------------------------------------------------------------------------
MFS Utilities Series - Service Class (14, 15)             0.75%               0.20%         0.16%         1.11%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley UIF Fixed Income
   Portfolio (18)                                         0.21%                N/A          0.49%         0.70%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley UIF Global Value Equity
   Portfolio (18)(19)                                     0.52%                N/A          0.63%         1.15%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley UIF Mid Cap Value Portfolio (18)           0.53%                N/A          0.52%         1.05%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley UIF Value Portfolio (18)                   0.31%                N/A          0.54%         0.85%
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth Fund/VA                     0.62%                N/A          0.02%         0.64%
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA                  0.64%                N/A          0.03%         0.67%
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA                     0.64%                N/A          0.04%         0.68%
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth &
Income Fund/VA                                            0.70%                N/A          0.03%         0.73%
----------------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA                        0.74%                N/A          0.05%         0.79%
----------------------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -
Class IB (20)                                             0.46%               0.25%         0.04%         0.75%
----------------------------------------------------------------------------------------------------------------------------
Putnam VT Growth Opportunities Fund -
Class IB (20)                                             0.70%               0.25%         0.16%         1.11%
----------------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth Fund -
Class IB (20)                                             0.76%               0.25%         0.18%         1.19%
----------------------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund -
Class IB (20)                                             0.70%               0.25%         0.09%         1.04%
----------------------------------------------------------------------------------------------------------------------------
Putnam VT Research Fund -                                 0.65%               0.25%         0.13%         1.03%
Class IB (20)

(1) Figures shown in the Table are for the year ended December 31, 2000 (except as otherwise noted).

(2)  Expenses have been restated to reflect current fees.

(3) After fee waivers and restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit "Total Portfolio Annual Expenses" to 1.50% of average daily net assets until December 31, 2001. "Total Portfolio Annual Expenses" before waivers and reimbursements were 1.63%.

(4) Service Class 2

(5) Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

(6) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

(7) Expenses are based on estimates for the current fiscal year. The Portfolio manager has agreed in advance to make an estimated reduction of 0.03% of its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, the "Total Portfolio Annual Expenses" are estimated to be 1.06%.

(8) "Total Portfolio Annual Expenses" differ from the ratio of expenses to average net assets shown in the Financial Highlights table included in the Fund's Annual Report to Shareholders for the fiscal year ended December 31, 2000 because they have been restated due to a new management agreement effective May 1, 2000.

(9) Expenses are based on estimates for the current fiscal year. The Portfolio manager has agreed in advance to make an estimated reduction of 0.04% of its fee to reflect reduced services resulting from the Fund's investment on a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, the "Total Portfolio Annual Expenses" are estimated to be 1.06%

(10) Expenses are based on estimates for the current fiscal year.

(11) The Portfolio manager and Portfolio administrator have agreed in advance to waive or limit their respective fees and to assume as their own expense certain expenses otherwise payable by the Fund so that "Total Portfolio Annual Expenses" do not exceed 1.30% of average net assets for the current fiscal year. After December 31, 2001, the manager and administrator may end this arrangement at any time. The manager has also agreed in advance to make an estimated reduction of 0.04% of its fee to reflect reduced services resulting from the Fund's investment on a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, the "Total Portfolio Annual Expenses" are estimated to be 1.28%

(12) Goldman Sachs Asset Management, the investment advisor, has voluntarily agreed to reduce or limit certain "Other Expenses" (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification, and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the above table (calculated per annum) as of each Portfolio's respective average daily net assets. Without the limitations described above, "Other Expenses" and "Total Portfolio Annual Expenses" would be as follows:

     Goldman Sachs VIT CORE-SM- Small Cap
       Equity Fund                                        0.75%               N/A           0.75%         1.50%
     ---------------------------------------------------------------------------------------------------------------------
     Goldman Sachs VIT Global Income Fund                 0.90%               N/A           1.78%         2.68%
     ---------------------------------------------------------------------------------------------------------------------
     Goldman Sachs Internet Tollkeeper
       Fund-SM-                                           1.00%               N/A           4.62%         5.62%
     ---------------------------------------------------------------------------------------------------------------------

    The Portfolio's advisors may discontinue all or part of these reductions and reimbursements at any time.

(13) The Portfolio manager has agreed to reduce "Other Expenses" or reimburse the Funds so that no Fund will incur expenses that exceed 0.30% of its assets. Without these fee reductions or expense reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for the period ending December 31, 2000 were, respectively, 2.73% and 3.68% for the LSA Focused Equity Fund and 2.65% and 3.50% for the LSA Growth Equity Fund. There is no guarantee that such reimbursement will continue beyond April 30, 2002.

(14) Each series has adopted a distribution plan under Rule 12b-1 that permits it to pay marketing and other fees to support the sale and distribution of Service Class shares (these fees are referred to as distribution fees).

(15) Each series has an expense offset arrangement that reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. The series may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would be lower, and for Service Class shares would be estimated to be: 1.04% for Emerging Growth Series, 1.06% for Investors Trust Series, 1.25% for New Discovery Series, 1.04% for Research Series, and 1.10% for Utilities Series.

(16) Effective May 1, 2001, the Series changed its name from MFS Growth with Income Series to MFS Investors Trust Series to reflect changes in its investment policies.

(17) MFS has contractually agreed, subject to reimbursement, to bear the series' expenses such that "Other Expenses" (after taking into account the expense offset arrangement described in footnote 15 above) do not exceed 0.15% annually. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.

(18) Absent voluntary reductions and reimbursements for certain Portfolios, "Management Fees," "Rule 12b-1 Fees," "Other Expenses," and "Total Portfolio Annual Expenses" as a percent of average net assets of the portfolios would have been as follows:

     Morgan Stanley UIF Fixed Income
       Portfolio                           0.40%              N/A             0.49%         0.89%
     ---------------------------------------------------------------------------------------------------------------------
     Morgan Stanley UIF Global Value Equity
       Portfolio                           0.80%              N/A             0.63%         1.43%
     ---------------------------------------------------------------------------------------------------------------------
     Morgan Stanley UIF Mid Cap Value
       Portfolio                           0.75%              N/A             0.52%         1.27%
     ---------------------------------------------------------------------------------------------------------------------
     Morgan Stanley UIF Value Portfolio    0.55%              N/A             0.54%         1.09%
     ---------------------------------------------------------------------------------------------------------------------

     The Portfolio's Advisors may discontinue all or part of these reductions and reimbursements at any time.

(19) Effective May 1, 2001, the Fund changed its name from Morgan Stanley UIF Global Equity Portfolio to Morgan Stanley UIF Global Value Equity Portfolio.

(20) Figures shown in the table include amounts paid through expense offset and brokerage service arrangements. See the Funds' prospectus for more information about Rule 12b-1 fees payable under the Funds' distribution plan.


EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

-    invested $1,000 in a Variable Sub-Account,

-    earned a 5% annual return on your investment,

- surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,

-    elected the Enhanced Death Benefit and Income Benefit Riders, and

- elected the Enhanced Earnings Death Benefit Rider (assuming Contract owner is age 66-75 on the Rider Application Date).

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

SUB-ACCOUNT                                                                       1 YEAR          3 YEAR         5 YEAR    10 YEAR
AIM V.I. Aggressive Growth                                                         $106            $175           $238       $406
AIM V.I. Balanced                                                                  $104            $170           $230       $391
AIM V.I. Capital Appreciation                                                      $101            $161           $216       $365
AIM V.I. Dent Demographic Trends                                                   $108            $182           $249       $428
AIM V.I. Diversified Income                                                        $102            $164           $220       $372
AIM V.I. Growth and Income                                                         $102            $162           $217       $367
AIM V.I. Growth                                                                    $101            $162           $216       $366
AIM V.I. International Equity                                                      $103            $167           $226       $384
AIM V.I. Value                                                                     $102            $162           $217       $367
The Drefyus Socially Responsible Growth, Inc.: Initial Shares                      $101            $160           $214       $361
Dreyfus Stock Index: Initial Shares                                                 $96            $144           $188       $310
Dreyfus VIF - Growth & Income: Initial Shares                                      $101            $160           $214       $361
Dreyfus VIF - Money Market                                                          $99            $155           $205       $344
Fidelity VIP Asset Manager: Growth - Service Class 2                               $103            $166           $223       $379
Fidelity VIP Contrafund - Service Class 2                                          $102            $164           $221       $374
Fidelity VIP Equity-Income - Service Class 2                                       $101            $162           $216       $366
Fidelity VIP Growth - Service Class 2                                              $102            $164           $220       $373
Fidelity VIP High Income - Service Class 2                                        $103            $167           $225       $383
Franklin Global Health Care Securities - Class 2                                   $103            $168           $226       $385
Franklin Small Cap  - Class 2                                                      $103            $167           $226       $384
Franklin Technology Securities - Class 2                                           $106            $174           $237       $404
Mutual Shares Securities - Class 2                                                 $104            $168           $227       $387
Templeton Developing Markets Securities - Class 2                                  $111            $191           $264       $455
Templeton International Securities - Class 2                                       $104            $171           $231       $393
Goldman Sachs VIT CORESM Small Cap Equity                                          $103            $167           $225       $382
Goldman Sachs VIT CORESM U.S. Equity                                               $102            $164           $220       $372
Goldman Sachs VIT Global Income                                                    $105            $171           $232       $396
Goldman Sachs VIT Internet Tollkeeper SM                                           $106            $174           $237       $405
LSA Focused  Equity                                                                $106            $174           $237       $405
LSA Growth Equity                                                                  $105            $171           $232       $396
MFS Emerging Growth - Service Class                                                $104            $168           $227       $387
MFS Investors Trust - Service Class                                                $104            $169           $228       $388
MFS New Discovery - Service Class                                                  $106            $175           $238       $406
MFS Research - Service Class                                                       $104            $168           $227       $387
MFS Utilities - Service Class                                                      $104            $170           $230       $392
Morgan Stanley UIF Fixed Income                                                    $100            $158           $210       $353
Morgan Stanley UIF Global Equity                                                   $105            $171           $232       $396
Morgan Stanley UIF Mid Cap Value                                                   $104            $168           $227       $387
Morgan Stanley UIF Value                                                           $102            $162           $217       $368
Oppenheimer Aggressive Growth VA                                                    $99            $156           $207       $347
Oppenheimer Capital Appreciation VA                                                $100            $157           $208       $350
Oppenheimer Global Securities VA                                                   $100            $157           $209       $351
Oppenheimer Main Street Growth & Income VA                                         $100            $159           $211       $356
Oppenheimer Strategic Bond VA                                                      $101            $161           $214       $362
Putnam VT Growth and Income - Class IB                                             $101            $159           $212       $358
Putnam VT Growth Opportunities - Class IB                                          $104            $170           $230       $392
Putnam VT International Growth - Class IB                                          $105            $173           $234       $400
Putnam VT New Value - Class IB                                                     $104            $168           $227       $386
Putnam VT Research - Class IB                                                      $103            $168           $226       $385



EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.




SUB-ACCOUNT                                                                        1 YEAR         3 YEAR         5 YEAR    10 YEAR
AIM V.I. Aggressive Growth                                                          $38            $115           $195       $406
AIM V.I. Balanced                                                                   $36            $110           $187       $391
AIM V.I. Capital Appreciation                                                       $33            $102           $173       $365
AIM V.I. Dent Demographic Trends                                                    $40            $122           $207       $428
AIM V.I. Diversified Income                                                         $34            $104           $177       $372
AIM V.I. Growth and Income                                                          $34            $103           $174       $367
AIM V.I. Growth                                                                     $33            $102           $174       $366
AIM V.I. International Equity                                                       $35            $108           $183       $384
AIM V.I. Value                                                                      $34            $103           $174       $367
The Drefyus Socially Responsible Growth, Inc.: Initial Shares                       $33            $101           $171       $361
Dreyfus Stock Index: Initial Shares                                                 $28            $85            $145       $310
Dreyfus VIF - Growth & Income: Initial Shares                                       $33            $101           $171       $361
Dreyfus VIF - Money Market                                                          $31            $95            $162       $344
Fidelity VIP Asset Manager: Growth - Service Class 2                                $35            $106           $181       $379
Fidelity VIP Contrafund - Service Class 2                                           $34            $105           $178       $374
Fidelity VIP Equity-Income - Service Class 2                                        $33            $102           $174       $366
Fidelity VIP Growth - Service Class 2                                               $34            $105           $178       $373
Fidelity VIP High Income - Service Class 2                                          $35            $108           $183       $383
Franklin Global Health Care Securities - Class 2                                    $35            $108           $184       $385
Franklin Small Cap - Class 2                                                        $35            $108           $183       $384
Franklin Technology Securities - Class 2                                            $38            $115           $194       $404
Mutual Shares Securities - Class 2                                                  $36            $109           $185       $387
Templeton Developing Markets Securities - Class 2                                   $43            $132           $222       $455
Templeton International Securities - Class 2                                        $36            $111           $188       $393
Goldman Sachs VIT CORESM Small Cap Equity                                           $35            $107           $182       $382
Goldman Sachs VIT CORESM U.S. Equity                                                $34            $104           $177       $372
Goldman Sachs VIT Global Income                                                     $37            $112           $190       $396
Goldman Sachs VIT Internet Tollkeeper SM                                            $38            $115           $195       $405
LSA Focused  Equity                                                                 $38            $115           $195       $405
LSA Growth Equity                                                                   $37            $112           $190       $396
MFS Emerging Growth - Service Class                                                 $36            $109           $185       $387
MFS Investors Trust - Service Class                                                 $36            $110           $186       $388
MFS New Discovery - Service Class                                                   $38            $115           $195       $406
MFS Research - Service Class                                                        $36            $109           $185       $387
MFS Utilities - Service Class                                                       $36            $111           $188       $392
Morgan Stanley UIF Fixed Income                                                     $32            $98            $167       $353
Morgan Stanley UIF Global Equity                                                    $37            $112           $190       $396
Morgan Stanley UIF Mid Cap Value                                                    $36            $109           $185       $387
Morgan Stanley UIF Value                                                            $34            $103           $175       $368
Oppenheimer Aggressive Growth VA                                                    $31            $96            $164       $347
Oppenheimer Capital Appreciation VA                                                 $32            $97            $166       $350
Oppenheimer Global Securities VA                                                    $32            $98            $166       $351
Oppenheimer Main Street Growth & Income VA                                          $32            $99            $169       $356
Oppenheimer Strategic Bond VA                                                       $33            $101           $172       $362
Putnam VT Growth and Income - Class IB                                              $33            $100           $170       $358
Putnam VT Growth Opportunities - Class IB                                           $36            $111           $188       $392
Putnam VT International Growth - Class IB                                           $37            $113           $192       $400
Putnam VT New Value - Class IB                                                      $36            $109           $184       $386
Putnam VT Research - Class IB                                                       $35            $108           $184       $385




PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES TO THE PORTFOLIO ANNUAL EXPENSE TABLE ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT AND INCOME BENEFIT RIDERS WITH A TOTAL MORTALITY AND EXPENSE RISK CHARGE OF 1.90%, AND THE ENHANCED EARNINGS DEATH BENEFIT RIDER WITH AN ANNUAL FEE OF 0.35%. IF THOSE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $47,490.




FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT". Each Variable Sub-Account has a separate value for its Accumulation Units which we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

There are no Accumulation Unit Values to report because the Contracts were first offered as of the date of this prospectus. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Glenbrook also appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------

CONTRACT OWNER
The Glenbrook Provider Extra Variable Annuity is a contract between you, the Contract owner, and Glenbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner, or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 80 as of the date we receive the completed application.

You may change the Contract owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract owner, we are entitled to rely on the most recent ownership information in our files. Accordingly, if you wish to change the Contract owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page 39.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract owner is a natural person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i)  the youngest Contract owner; otherwise,

(ii) the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefits or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the primary Beneficiary, or if none surviving, the contingent Beneficiary, will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary(ies) may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. A contingent Beneficiary is the person selected by the Contract owner who will become the Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving primary Beneficiaries or contingent Beneficiaries, the new Beneficiary will be:

-    your spouse or, if he or she is no longer alive,

-    your surviving children equally, or if you have no surviving children,

-    your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract owner is not a natural person), we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. The most we will accept without our prior approval is $1,000,000. We reserve the right to limit the availability of investment alternatives. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for regular trading. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

CREDIT ENHANCEMENT
Each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment (except that any portion of the Credit Enhancement corresponding to the value in any Fixed Account Option will instead be allocated to the money market Variable Sub-account). Thereafter you may instruct us to allocate these funds to any investment alternative you choose.

Credit Enhancements are treated as "earnings" for purposes of determining withdrawal charges and free withdrawal amounts on surrenders and partial withdrawals. Similarly, we do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us.

If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the Credit Enhancement.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the money market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, we will allocate the amount in the money market Variable Sub-Account to the Variable Sub-Account as you originally designated.

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment plus the Credit Enhancement. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. We would also credit an additional 40 Accumulation Units of that Variable Sub-Account to your Contract to reflect the 4% Credit Enhancement on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, Enhanced Earnings Death Benefit charges (if applicable) and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider, the Income Benefit Rider, and the Enhanced Death Benefit Rider with the Income Benefit Rider.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 49 Variable Sub-Accounts. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

                                                                                  Investment
Portfolio:                             Each Portfolio Seeks:                       Advisor:

AIM VARIABLE INSURANCE FUNDS (1)
AIM V.I. Aggressive Growth Fund (2)     Long-term growth of capital                AIM Advisors, Inc.
AIM V.I. Balanced Fund                  As high a total return as possible,
                                         consistent with preservation of capital
AIM V.I. Capital Appreciation Fund      Growth of capital
AIM V.I. Dent Demographic Trends        Long-term growth of capital together
Fund                                     with current income
AIM V.I. Diversified Income Fund        A high level of current income
AIM V.I. Growth Fund                    Growth of capital
AIM V.I. Growth and Income Fund         Growth of capital with a secondary
                                         objective of current income
AIM V.I. International Equity Fund      Long-term growth of capital
AIM V.I. Value Fund                     Long-term growth of capital. Income is a
                                         secondary objective

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.;
THE DREYFUS STOCK INDEX FUND; AND THE DREYFUS VARIABLE INVESTMENT
FUND (VIF) (COLLECTIVELY, THE DREYFUS FUNDS)
The Dreyfus Socially Responsible        Capital growth and, secondarily, current   The Dreyfus Corporation
Growth Fund                              income
Dreyfus Stock Index Fund                To match the total return of the
                                         Standard & Poor's 500 Composite Stock
                                         Price Index

Dreyfus                                  VIF Growth & Income Portfolio Long-term
                                         capital growth, current income and
                                         growth of income, consistent with
                                         reasonable investment risk
Dreyfus                                  VIF Money Market Portfolio A high
                                         levelof current income as is consistent
                                         with the preservation of capital and
                                         the maintenance of liquidity

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
Fidelity VIP Asset Manager Growth       To maximize total return by allocating
 Portfolio - Service Class 2             assets among stocks, bonds, short-term    Fidelity Management &
                                         instruments and other investments          Research Company

Fidelity VIP Contrafund
 Portfolio - Service Class 2            Long-term capital appreciation
Fidelity VIP Equity-Income
 Portfolio - Service Class 2            Reasonable income
Fidelity VIP Growth
 Portfolio - Service Class 2            Capital appreciation
Fidelity VIP High Income
 Portfolio - Service Class 2            High level of current income while also
                                         considering growth of capital

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP)
Franklin Global Health Care Securities  Capital appreciation                        Franklin Advisers, Inc.
Fund - Class 2
Franklin Small Cap Fund - Class 2       Long-term capital growth
Franklin Technology Securities
Fund - Class 2                          Capital appreciation
Mutual Shares Securities
Fund - Class 2                          Capital appreciation.                       Franklin Mutual Advisers, LLC
                                         Secondary goal is income
Templeton Developing                    Long-term capital appreciation              Templeton Investment Counsel, LLC
Markets Securities Fund - Class 2
Templeton International Securities
Fund - Class 2                           Long-term capital growth                    Templeton Investment Counsel, LLC


GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)
Goldman Sachs VIT Internet              Long-term growth of capital                 Goldman Sachs Asset
Tollkeeper Fund-SM-                                                                 Management
Goldman Sachs VIT CORE-SM-              Long term growth of capital
Small Cap Equity Fund
Goldman Sachs VIT CORE-SM-              Long-term growth of capital and dividend
U.S. Equity Fund                         income
Goldman Sachs VIT Global                A high total return, emphasizing current
Income Fund                              income and, to a lesser extent providing
                                         opportunities for capital appreciation

LSA VARIABLE SERIES TRUST
LSA Focused Equity Fund                 Capital appreciation                         LSA Asset Management LLC (3)
LSA Growth Equity Fund                  Long-term growth of capital                  LSA Asset Management LLC (4)

MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST-SM- MFS Emerging Growth
Long-term growth of capital Series - Service Class MFS Investors Trust Long-term growth of capital with a Series - Service Class secondary objective to seek reasonable
                                         current income
MFS New Discovery                       Capital appreciaton
Series - Service Class MFS Investment Management-Registered Trademark- MFS
Research Series - Service Class Long-term growth of capital and future income
MFS Utility Series - Service Class      Capital growth and current income

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
Morgan Stanley UIF Fixed Income         Above-average total return over a market
Portfolio cycle of three to five years Morgan Stanley Asset Management Morgan
Stanley UIF Global Value Long-term capital appreciation Equity Portfolio Morgan
Stanley UIF Mid Cap Above-average total return over a market Portfolio cycle of three to five years Morgan Stanley UIF Value Portfolio Above-average total return over a market Miller Anderson & Sherrerd, LLP
                                         cycle of three to five years

OPPENHEIMER VARIABLE ACCOUNT FUNDS
Oppenheimer Aggressive Growth           Capital appreciation                        OppenheimerFunds, Inc.
Fund/VA
Oppenheimer Capital Appreciation        Capital appreciation
Fund/VA
Oppenheimer Global Securities Long-term capital appreciation Fund V/A
OppenheimerMain Street Growth & High total return, which includes Income Fund/VA growth in the value of its shares as
                                         well as current income, from equity and
                                         debt securities
Oppenheimer Strategic Bond              High level of current income
Fund/VA

PUTNAM VARIABLE ACCOUNT FUNDS
Putnam VT Growth and Income             Capital growth and current income            Putnam Investment Management, Inc.
Fund - Class IB
Putnam VT Growth Opportunities          Capital appreciation
Fund - Class IB
Putnam VT International Growth          Capital growth
Fund- Class IB
Putnam VT New Value                     Long-term capital appreciation
Fund - Class IB
Putnam VT Research Fund -               Capital appreciation
Class IB

(1) A portfolio's investment objective may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. During closed periods, the Fund will accept additional investments from existing participants.

(3)  Sub-advised by Morgan Stanley Asset Management.

(4)  Sub-advised by Goldman Sachs Asset Management.


     VARIABLE INSURANCE TRUST PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF RETAIL MUTUAL FUNDS.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments and Credit Enhancements to the Fixed Account. You may choose from among 3 Fixed Account Options, including 2 dollar cost averaging options and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. We may offer additional Fixed Account options in the future. We will credit a minimum annual interest rate of 3% to money you allocate to any of the dollar cost averaging Fixed Account Options. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to THE SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SHORT TERM DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments and Credit Enhancements you allocate to this Option for up to six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest we guaranteed at the time we receive the payment.

We will follow your instructions in transferring amounts monthly from the Short Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 6 equal monthly transfers. Further, you must transfer each purchase payment, Credit Enhancements and all earnings out of this Option by means of dollar cost averaging within 6 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the money market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Short Term DCA Fixed Account.

For each purchase payment and Credit Enhancement allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the purchase payment, Credit Enhancement and associated interest to the money market Variable Sub-Account in equal monthly installments, until we receive a different allocation instruction. Transferring Contract Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 26.

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish an Extended Short Term Dollar Cost Averaging Program by allocating purchase payments to THE EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("EXTENDED SHORT TERM DCA FIXED ACCOUNT OPTION"). We will credit interest to purchase payments and Credit Enhancements you allocate to this Option for up to twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Extended Short Term DCA Fixed Account Option. However, you may not choose less than 7 or more than 12 equal monthly transfers. Further, you must transfer each purchase payment, Credit Enhancements and all earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the money market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Extended Short Term DCA Fixed Account.

For each purchase payment and Credit Enhancement allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the purchase payment, Credit Enhancement and associated interest to the money market Variable Sub-Account in equal monthly installments, until we receive a different allocation instruction. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 26.

At the end of the transfer period, any nominal amounts remaining in the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account will be allocated to the money market Variable Sub-Account.

INVESTMENT RISK
We bear the investment risk for all amounts allocated to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-755-5275.

GUARANTEE PERIODS
The Guaranteed Maturity Fixed Account is divided into Guarantee Periods. Each purchase payment and related Credit Enhancement or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment.

Each payment or transfer allocated to a Guarantee Period must be at least $50.

We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Glenbrook at 1-800-755-5275.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment and Credit Enhancement allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:


Purchase Payment plus Credit Enhancement    $10,000
------------------------------------------
Guarantee Period                            5 years
------------------------------------------
Annual Interest Rate                          4.50%
------------------------------------------

                                                              END OF CONTRACT YEAR
                                    Year 1           Year 2            Year 3           Year 4            Year 5

Beginning Contract Value            $10,000.00
X (1 + Annual Interest Rate)           X 1.045
                                    ----------
                                   $10,450.00
Contract Value at end of Contract Year              $10,450.00
X (1 + Annual Interest Rate)                           X 1.045
                                                    ----------
                                                    $10,920.25
Contract Value at end of Contract Year                               $10,920.25
X (1 + Annual Interest Rate)                                            X 1.045
                                                                     ----------
                                                                      $11,411.66
Contract Value at end of Contract Year                                                $11,411.66
X (1 + Annual Interest Rate)                                                             X 1.045
                                                                                      ----------
                                                                                      $11,925.19
Contract Value at end of Contract Year                                                                   $11,925.19
X (1 + Annual Interest Rate)                                                                                X 1.045
                                                                                                         ----------
                                                                                                         $12,461.82


Total  Interest  Credited  During  Guarantee  Period  =  $2,461.82   ($12,461.82
--$10,000.00)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, if you were to make a withdrawal, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2. Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3. Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4. Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount transferred to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the date the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). A positive aggregate Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits (unless paid or applied during the 30 day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a withdrawal you make:

-    within the Free Withdrawal Amount as described on page 28,

-    that qualify for one of the waivers as described on pages 28-29,

-    to satisfy the IRS minimum distribution rules for the Contract, or

- as the surviving spouse continuing the Contract, for a single withdrawal within one year after the date of death of the Owner.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Guarantee Period.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess a fee of up to 0.50% of the amount transferred (subject to a minimum fee of $10 per transfer) on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone such transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year. You may not convert any portion of your fixed income payments into variable income payments. After 6 months from the Payout Start Date, you may make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-755-5275. The cut-off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS
We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract Year, or to refuse any Variable Sub-Account transfer request, if:

- we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolios or would be to the disadvantage of other Contract owners; or

- we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

SHORT-TERM TRADES
All transfers involving the puchase or redemption of mutual fund shares by the Variable Account may be subject to restrictions or requirements imposed by the underlying Portfolios. Such restrictions or requirements may include the assessment of short-term trading fees in connection with transfers from a Variable Sub-Account that occur within a certain number of days following the date of allocation to the Variable Sub-Account. Such fees may vary by Sub-Account, but will only apply to those Sub-Accounts corresponding to underlying Portfolios that explicitly require the assessment of such fees.

DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month from any Variable Sub-Account, the Short Term Dollar Cost Averaging Fixed Account, or the Extended Short Term Dollar Cost Averaging Fixed Account, to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our AUTOMATIC PORTFOLIO REBALANCING PROGRAM, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account monthly, quarterly, semi-annually, or annually, depending on your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

     Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Fidelity VIP High Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity VIP High Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity VIP High Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
--------------------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies.

We cannot increase the charge. However, we will waive this charge if, as of the Contract Anniversary or upon full surrender:

-    your Contract Value equals $50,000 or more, or

-    all money is allocated to the Fixed Account on the Contract Anniversary.

After the Payout Start Date, we will waive the charge if the Contract Value is $50,000 or more as of the Payout Start Date.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.40% of the average daily net assets you have invested in the Variable Sub-Accounts (1.65% if you select the Enhanced Death Benefit Rider; 1.65% if you select the Income Benefit Rider; and 1.90% if you select both the Enhanced Death Benefit Rider and the Income Benefit Rider).

The mortality and expense risk charge is for the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract and the cost of the Credit Enhancement. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider and the Income Benefit Rider to compensate us for the additional risk that we accept by providing these Riders.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase. After the Payout Start Date, mortality and expense risk charges for the Enhanced Death Benefit Rider and the Income Benefit Rider will cease.

ENHANCED EARNINGS DEATH BENEFIT RIDER FEE
If you elect the Enhanced Earnings Death Benefit Rider, we will deduct an annual charge from your Contract Value on each Contract Anniversary during the Accumulation Phase. The annual charge is calculated as a percentage of your Contract Value on the Contract Anniversary and is based on the oldest Contract owner's age on the Rider Application Date (described below) as follows:


Age                        Annual Charge
-----------------------------------------------------
0-55                       0.10%
-----------------------------------------------------
56-65                      0.20%
-----------------------------------------------------
66-75                      0.35%
-----------------------------------------------------


We first deduct this annual fee from the Variable Sub-Accounts on a pro rata basis. If the Contract Value in the Variable Sub-Accounts is not sufficient to cover the charge, we will deduct the remaining charge from the Guarantee Periods, beginning with the oldest Guarantee Period. On the first Contract Anniversary after we issue the Rider, we will deduct the Rider charge pro rated to reflect the number of complete months the Rider was in effect during such Contract Year. Also, if you surrender your Contract, we will deduct the Rider charge (multiplied by the Contract Value immediately prior to the surrender) pro rated to reflect the number of complete months the Rider was in effect during the current Contract Year.

This fee will cease after the Payout Phase begins.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge up to .50% of the transfer amount per transaction, after the 12th transfer in each Contract Year. The minimum transfer fee amount is $10.00. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% over an 8 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page 8. During each Contract Year, you can withdraw up to 15% of your purchase payments, excluding Credit Enhancements, without paying the charge. Unused portions of this "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid. Credit Enhancements are not considered purchase payments when determining the Free Withdrawal Amount.

For purposes of calculating the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you choose an "INCOME PLAN" with guaranteed payments for less than 120 months);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

-    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts and to help defray the cost of the Credit Enhancement. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Credit Enhancements are treated as earnings for purposes of determining the Free Withdrawal Amount. However, even if you do not owe a withdrawal charge on a particular withdrawal, you may still may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. Neither a withdrawal charge or a negative Market Value Adjustment, if applicable, will occur on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract owner is not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. Neither a withdrawal charge or a negative Market Value Adjustment, if applicable, will occur on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2.   you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. Neither a withdrawal charge or a negative Market Value Adjustment, if applicable, will occur on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract owner is not a natural person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay a withdrawal charge or Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract owner's value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see page 8. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment less any withdrawal charges, contract maintenance charges, Enhanced Earnings Death Benefit Rider fee (if applicable), income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS
--------------------------------------------------------------------------------

PAYOUT START DATE
You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be:

-    at least 30 days after the Issue Date; and

- no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plans.

Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case, you may terminate all or part of the variable income payments at any time and receive a lump sum equal to their present value as of the close of the Valuation Date on which we receive your request. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. To determine the present value of any fixed income payments being withdrawn, we discount each payment using our currently applicable interest rates. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

- pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

-    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

We reserve the right to make other assumed investment rates available under this Contract.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

INCOME BENEFIT RIDER

QUALIFICATIONS. For Contract Owners and Annuitants up to and including age 75, the Income Benefit Rider is an optional benefit that you may elect. To qualify for the income benefit payments under this Rider, you must meet the following requirements as of the Payout Start Date:

- You must elect a Payout Start Date that is on or after the 10th anniversary of the date this Rider was made a part of your Contract ("RIDER DATE");

- The Payout Start Date must be prior to the oldest Annuitant's 90th birthday;

- The Payout Start Date must occur during the 30 day period following a Contract Anniversary;

- You must elect to receive fixed income payments, which will be calculated using the guaranteed payout rates listed in your Contract; and

- The Income Plan you selected must provide for payments guaranteed for either a single life or joint lives with a specified period of at least:

- 10 years, if the youngest Annuitant's age is 80 or less on the Payout Start Date, or

- 5 years, if the youngest Annuitant's age is greater than 80 on the Payout Start Date.

If, however, you apply the Contract Value and not the Income Benefit to an Income Plan, then you may select fixed and/or variable income payments under any Income Plan we offer at that time. If you expect to apply your Contract Value to variable and/or fixed income payment options, or you expect to apply your Contract Value to current annuity payment rates then in effect, electing the Income Benefit Rider may not be appropriate.

INCOME BASE
The Income Base is used solely for the purpose of calculating the guaranteed income benefit under this Rider ("Guaranteed Income Benefit") and does not provide a Contract Value or guarantee performance of any investment option. On the date we issue the Rider ("Rider Date"), the Income Base is equal to the Contract Value. After the Rider Date, the Income Base plus any subsequent purchase payments and Credit Enhancements, less a withdrawal adjustment (described below) for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year until the earlier of the Payout Start Date, or the first day of the month after the oldest Contract owner's (Annuitant, if the Contract owner is not a natural person) 85th birthday.

WITHDRAWAL ADJUSTMENT
The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a) = the withdrawal amount

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Income Base.

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described above.

On the Payout Start Date, the income payment will be the greater of the Guaranteed Income Benefit or the income payment provided in the payout phase of your Contract.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit prior to the Payout Start Date on:

1. the death of any Contract owner or,

2. the death of the Annuitant, if the Contract is owned by a non-natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of the Annuitant, we will pay the death benefit to the current Contract owner.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

A complete request for payment of the death benefit must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death":

-    a certified copy of a death certificate,

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

-    any other proof acceptable to us.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the value of the death benefit, or

2. the SETTLEMENT VALUE (which, upon full withdrawal, is the Contract Value, less any applicable withdrawal charge, taxes and contract maintenance charge) on the date we determine the value of the death benefit, or

3. the highest amount computed by taking the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments and Credit Enhancements made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries.

In calculating the Settlement Value when a death benefit is paid, only a positive aggregate Market Value Adjustment amount, if any, is applied to the Contract Value attributable to amounts withdrawn from Guarantee Period(s).

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  = is the withdrawal amount;

(b)  = is the Contract Value immediately prior to the withdrawal; and

(c) = is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments and Credit Enhancements or withdrawals made since that Anniversary.

ENHANCED DEATH BENEFIT RIDER
For Contract owners and Annuitants up to and including age 80 as of the date we receive the completed application or a written request to add this rider, whichever is later ("Rider Application Date"), the Enhanced Death Benefit Rider is an optional benefit that you may elect. If the Contract owner is an individual, the Enhanced Death Benefit applies only upon the death of the Contract owner. If the Contract owner is not an individual, the Enhanced Death Benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the Enhanced Death Benefit. The Enhanced Death Benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit A or B may not be available in all states. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract.

If the Owner is a natural person, the Enhanced Death Benefit is payable and the Rider will terminate and the mortality and expense charge for the Rider will cease upon the death of the Owner, unless the Contract and Rider are continued as permitted by a surviving spouse, as described below. If the Owner is a non-natural person, the Enhanced Death Benefit is payable and the Rider will terminate and charges for the Rider will cease upon the death of the Annuitant.

The Enhanced Death Benefit Rider and charges for the Rider will terminate:

o    when the Contract owner is changed for reasons other than death;

o if the Contract owner is a non-natural person, when the Annuitant is changed for reasons other than death or when the Annuitant dies; or

o    on the Payout Start Date.

The Rider may not be available in all states. We may discontinue the offering of the Rider at any time.

ENHANCED DEATH BENEFIT A. On the date we issue the Rider ("Rider Date") the Enhanced Death Benefit A is equal to the Contract Value on that date. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit A dollar-for-dollar by the amount of the purchase payment plus Credit Enhancement. Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described below.

We will calculate Anniversary Values for each Contract Anniversary up until the earlier of:

-    the date we determine the death benefit; or

- the first Contract Anniversary following the oldest Contract owner's or, if the Contract owner is not a natural person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = is the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Enhanced Death Benefit A.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B on the Rider Date is equal to the Contract Value on that date. After the Rider Date, the Enhanced Death Benefit B, plus any subsequent purchase payments and Credit Enhancements, less a withdrawal adjustment, as described below, will accumulate daily at a rate equivalent to 5% per year until the earlier of:

-    the date we determine the death benefit; or

- the first day of the month following the oldest Contract owner's or, if the Contract owner is not a natural person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = is the most recently calculated Enhanced Death Benefit B.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit B only for purchase payments and withdrawals.

SPOUSAL CONTINUATION If you elected the Enhanced Death Benefit Rider, and your spouse continues the Contract as described below, the Enhanced Death Benefit Rider and the mortality and expense risk charge for this Rider will terminate if your spouse is over age 80 on the date the Contract is continued. If the Enhanced Death Benefit Rider does continue, then the following conditions will apply:

o The Contract Value on the date the Contract is continued will equal the Death Benefit amount;

o Enhanced Death Benefit A will continue to be recalculated for purchase payments, withdrawals, and on Contract Anniversaries after the date the Contract is continued, until the earlier of:

     (1) the first Contract Anniversary after the oldest new Owner's 80th birthday. After age 80, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals; or

     (2)  the date we determine the Death Benefit;

unless the deceased Owner was age 80 or older on the date of death. In this case, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals after the date the Contract is continued.

o The amount of the Enhanced Death Benefit B as of the date the Contract is continued and any subsequent purchase payments and Credit Enhancements, less any subsequent withdrawal adjustments will accumulate daily at a rate equivalent to 5% per year after the date the Contract is continued, until the earlier of:

     (1) the first day of the month following the oldest new Owner's 80th birthday. After age 80, the Enhanced Death Benefit B will be recalculated only for purchase payments and withdrawals; or

     (2)  the date we determine the Death Benefit;

unless the deceased Owner was age 80 or older on the date of death. In this case, the Enhanced Death Benefit B will be recalculated only for purchase payments and withdrawals after the date the Contract is continued.

ENHANCED EARNINGS DEATH BENEFIT RIDER
For Contract owners and Annuitants up to and including age 75 as of the Rider Application Date, whichever is later, the Enhanced Earnings Death Benefit Rider is an optional benefit that you may elect.

The Rider may not be available in all states. We may discontinue the offering of the Rider at any time.

If the Contract owner is a natural person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Contract owner. If the Contract owner is not a natural individual, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Annuitant. If the Owner is a natural person, the Enhanced Earnings Death Benefit is payable and the Rider will terminate and the annual charge for the Rider will cease upon the death of the Owner, unless the Contract and Rider are continued as permitted by a surviving spouse, as described below. If the Owner is a non-natural person, the Enhanced Earnings Death Benefit is payable and the Rider will terminate and the annual charge for the Rider will cease upon the death of the Annuitant.

The Enhanced Earnings Death Benefit Rider and the annual charge for the rider will terminate:

o    when the Contract owner is changed for reasons other than death;

o if the Contract owner is a non-natural person, when the Annuitant is changed for reasons other than death or when the Annuitant dies; or

o    on the Payout Start Date.

The Rider may not be available in all states. We may discontinue the offering of the Rider at any time.

Under the Enhanced Earnings Death Benefit Rider, if the oldest Contract owner (or the Annuitant if the Contract owner is a non-natural person) is age 55 or younger on the Rider Application Date, the death benefit is increased by:

The lesser of 80% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Owner, or Annuitant if the Owner is a non-natural person), or 40% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the oldest Contract owner (or the Annuitant if the Contract owner is a non-natural person) is between the ages of 56 and 65 on the Rider Application Date, the death benefit is increased by:

The lesser of 60% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Owner, or annuitant if the Owner is a non-natural person), or 30% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the oldest Contract owner (or the Annuitant if the Contract owner is a non-natural person) is between the ages of 66 and 75 on the Rider Application Date, the death benefit is increased by:

The lesser of 40% of In-Force Premium (excluding purchase payments made after the Rider Application Date and in the twelve month period immediately preceding the death of the Owner, or Annuitant if the Owner is a non-natural person), or 20% of In-Force Earnings, calculated as of the date we receive due proof of death.

For purpose of calculating the Enhanced Earnings Death Benefit, the following definitions apply:

In-Force Premium equals the Contract Value on the Rider Date plus all purchase payments made after the Rider Date less the sum of all Excess-of-Earnings Withdrawals after the Rider Date. If the Rider Date is the same as the Issue Date, then the Contract Value on the Rider Date is equal to your initial purchase payment.

In-Force Earnings equal the Contract Value minus the In-Force Premium. The In-Force Earnings amount will never be less than zero.

An Excess-of-Earnings Withdrawal is the amount of a withdrawal in excess of the In-Force Earnings in the Contract immediately prior to the withdrawal.

We will calculate the Enhanced Earnings Death Benefit Rider as of the date we receive Due Proof of Death. We will pay the Enhanced Earnings Death Benefit with the death benefit as described under "Death Benefit Payments" below.

SPOUSAL CONTINUATION If you elected the Enhanced Earnings Death Benefit Rider, and your spouse continues the Contract as described below, the Enhanced Earnings Death Benefit Rider and the annual charge for this Option will terminate if the oldest new Contract owner is over age 75 on the date the Contract is continued, or if your spouse elects to terminate the Rider. If the Enhanced Earnings Death Benefit Rider is not terminated, on the date the Contract is continued, the Rider Date for this Rider will be reset to the date the Contract is continued ("new Rider Date"). The age of the oldest Contract owner on the new Rider Date will be used to determine the Enhanced Earnings Death Benefit after the new Rider Date. Also, the age of the oldest Contract owner on the new Rider Date will be used to determine the annual charge for the Rider after the new Rider Date.

The value of the Enhanced Earnings Death Benefit largely depends on the amount of earnings that accumulate under your Contract. If you expect to withdraw the earnings from your Contract Value, electing the Enhanced Earnings Death Benefit Rider may not be appropriate. For purposes of calculating the Enhanced Earnings Death Benefit, earnings are considered to be withdrawn first before purchase payments. Your financial advisor can help you decide if the Enhanced Earnings Death Benefit Rider is right for you.

For examples of how the death benefit is calculated under the Enhanced Earnings Death Benefit Rider, see Appendix B.

DEATH BENEFIT PAYMENTS
If the new Contract owner is a natural person, the new Contract owner may elect to:

1.   receive the death benefit in a lump sum, or

2. apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

     -    the life of the new Contract owner; or

     - for a guaranteed number of payments from 5 to 30 years, but not to exceed the life expectancy of the (new) Contract owner;

     - the life of the new Contract owner with a guaranteed number of payments from 5 to 30 years, but not to exceed the life expectancy of the new Contract owner.

Options 1 and 2 above are only available if the new Contract owner elects one of these options within 180 days of the date of death. Otherwise, the new Contract owner will receive the Settlement Value. We will calculate the Settlement Value as of the end of the Valuation Date coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of your death, whichever is earlier. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date, we will process the request as of the end of the following Valuation Date. We reserve the right to waive the 180 day limit on a non-discriminatory basis. In any event, the entire value of the Contract must be distributed within 5 years after the date of the death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the sole new Contract owner is your spouse, then he or she may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. On the date the Contract is continued, the Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3 p.m. Central Time). The Contract may only be continued once.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit amount over the Contract Value will be allocated to the Variable Sub-Accounts. This excess will be allocated in proportion to your Contract Value in the Variable Sub-Accounts on the Valuation Date that we receive Due Proof of Death, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee.

-    Transfer all or a portion of the excess among the Variable Sub-Accounts;

- Transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

- Transfer all or a portion of the excess into a combination of Variable Sub-Accounts or the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge or a Market Value Adjustment resulting.

After the day the Contract is continued, but prior to the Payout Start Date, the Death Benefit will be the greater of:

- the sum of all purchase payments including Credit Enhancements, reduced by a withdrawal adjustment, as defined under "Death Benefit provision";

-    the Contract Value on the date we determine the Death Benefit; or

- the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments and Credit Enhancement made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined in the Death Benefit provision.

If the new Contract owner is a corporation, trust, or other non-natural person, then the new Contract owner may elect, within 180 days of your death, to receive the death benefit in lump sum or may elect to receive the Settlement Value in a lump sum within 5 years of death. We resrve the right to waive the 180 day limit on a non-discriminatory basis.

DEATH OF ANNUITANT
If any Annuitant who is not also the Contract owner dies prior to the Payout Start Date, the Contract owner must elect one of the applicable options described below.

If the Contract owner is a natural person, then the Contract will continue with a new Annuitant as described on page 15.

If the Contract owner is a non-natural person, the non-natural Contract owner may elect, within 180 days of the Annuitant's date of death, to receive the death benefit in a lump sum or may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death. If the non-natural Contract owner does not make one of the above described elections, the Settlement Value must be withdrawn by the non-natural Contract owner on or before the mandatory distribution date 5 years after the Annuitant's death.

We reserve the right to waive the 180 day limit on a non-discriminatory basis.

MORE INFORMATION
--------------------------------------------------------------------------------

GLENBROOK
Glenbrook is the issuer of the Contract. Glenbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook was organized under the laws of the State of Illinois in 1992. Glenbrook was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook is currently licensed to operate in the District of Columbia, all states except New York, and Puerto Rico. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Glenbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of Glenbrook's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook; Glenbrook remains the sole obligor under the Contract to you.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of Glenbrook. A.M. Best Company also assigns Glenbrook the rating of A+(r) because Glenbrook automatically reinsures all net business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Glenbrook. Glenbrook shares the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Glenbrook established the Glenbrook Life Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Glenbrook.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Glenbrook.

The Variable Account consists of multiple Variable Sub-Accounts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors/trustees of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.00%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Glenbrook does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

-    issuance of the Contracts;

-    maintenance of Contract owner records;

-    Contract owner services;

-    calculation of unit values;

-    maintenance of the Variable Account; and

-    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract within a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Glenbrook on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Glenbrook's right to issue such Contracts under state insurance law, have been passed upon by Michael
J. Velotta, General Counsel of Glenbrook.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. GLENBROOK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1.   the Contract owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Glenbrook is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Glenbrook does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of separate account investments may cause an investor to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Glenbrook does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

-    made on or after the date the individual attains age 59 1/2,

-    made to a beneficiary after the Contract owner's death,

-    attributable to the Contract owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1.   made on or after the date the Contract owner attains age 59 1/2;

2.   made as a result of the Contract owner's death or disability;

3. made in substantially equal periodic payments over the Contract owner's life or life expectancy,

4.   made under an immediate annuity, or

5.   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation.

Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Glenbrook (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

-    Roth IRAs under Section 408A of the Code;

-    Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

-    Tax Sheltered Annuities under Section 403(b) of the Code;

-    Corporate and Self Employed Pension and Profit Sharing Plans; and

-    State  and  Local   Government   and   Tax-Exempt   Organization   Deferred
     Compensation Plans.

The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Glenbrook reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed below.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract. The Death Benefit and Qualified Contracts. Pursuant to IRS regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit, including that provided by the optional Death Benefit, from being provided under the Contracts when we issue the Contracts as Traditional IRAs, Roth IRAs or SIMPLE IRAs. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional IRA, Roth IRA or SIMPLE IRAs could result in increased taxes to the owner.

It is also possible that the Death Benefit could be characterized as an incidental Death Benefit. If the Death Benefit were so characterized, this could result in currently taxable income to a Contract owner. In addition, there are limitations on the amount of incidental Death Benefits that may be provided under qualified plans, such as in connection with a 403(b) plan. Even if the Death Benefit under the Contract were characterized as an incidental Death Benefit, it is unlikely to violate those limits unless the Contract owner also purchases a life insurance contract in connection with such plan.

RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1.   on or after the date the employee

     -    attains age 59 1/2,

     -    separates from service,

     -    dies,

     -    becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Glenbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Glenbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or over the life (joint lives) of the participant (and beneficiary).

Glenbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------
Glenbrook's annual report on Form 10-K for the year ended December 31, 2000 and Glenbrook's quarterly report on Form 10-Q for the quarter ended June 30, 2001 are incorporated herein by reference, which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave., Vernon Hills, IL 60061 (telephone:
1-800-755-5275).

EXPERTS
The financial statements of Glenbrook as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedule incorporated herein by reference from Glenbrook's Annual Report on Form 10-K and SAI, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PERFORMANCE INFORMATION
We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance charge or withdrawal charges. Any total return figures that reflect the Credit Enhancement will also reflect applicable withdrawal charges to the extent required. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                                   APPENDIX A
                             MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

     I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

     N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

     J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.*

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

*If a U.S. Treasury Note ("Note") with a maturity of the Guarantee Period is not available, we will determine an appropriate interest rate based on an interpolation of the next shortest duration and next longest duration Notes.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.


                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment of $10,000 Plus Credit Enhancement of $400:   $10,400 allocated to a Guarantee Period
Guarantee Period:                                              5 years
Interest Rate:                                                 4.50%
Full Withdrawal:                                               End of Contract Year 3

       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)


Step 1: Calculate Contract Value at End of Contract
Year 3:                                                $10,400.00 X (1.045) TO THE POWER OF 3 = $11,868.13

Step 2: Calculate the Free Withdrawal Amount:          .15 X ($10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:               .08 X ($10,000.00 - $1,500.00) = $680.00

Step 4: Calculate the Market Value Adjustment:           I      =        4.50%
                                                         J      =        4.20%
                                                                         730 days
                                                         N      =        ------        =      2
                                                                         365 days
                                                       Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                       = .9 X [.045 - (.042 + .0025)] X 2 = .0009

                                                       Market Value Adjustment = Market Value Adjustment Factor
                                                       X Amount Subject to Market Value Adjustment:
                                                       = .0009 X ($11,868.13 - $1,500.00) = $9.33

Step 5: Calculate the amount received by Contract
owner as a result of full withdrawal at the end of
Contract Year 3:                                       $11,868.13 - $680.00 + $9.33 = $11,197.46

                                             EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract Value at End of Contract
Year 3:                                                $10,400.00 X (1.045)TO THE POWER OF 3 = $11,868.13

Step 2: Calculate the Free Withdrawal Amount:          .15 X ($10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:               .08 X ($10,000.00 - $1,500.00) = $680.00

Step 4: Calculate the Market Value Adjustment:           I      =        4.50%
                                                         J      =        4.80%
                                                                         730 days      =      2
                                                         N      =        ------
                                                                         365 days
                                                       Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                       .9 X [(.045 - (.048 + .0025)] X (2) = -.0099

                                                       Market Value Adjustment = Market Value Adjustment Factor
                                                       X Amount Subject to Market Value Adjustment:
                                                       = -.0099 X ($11,868.13 - $1,500.00) = -($102.64)

Step 5: Calculate the amount received by Contract
owner as a result of full withdrawal at the end of
Contract Year 3:                                       $11,868.13 - $680.00 - $102.64 = $11,085.49

                                   APPENDIX B
             CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT
--------------------------------------------------------------------------------

EXAMPLE 1. In this example, assume that the oldest Owner is age 55 at the time the Contract is issued and elects the Enhanced Earnings Death Benefit Rider when the Contract is issued. The Owner makes an initial purchase payment of $100,000. After four years, the Owner dies. On the date Glenbrook receives Due Proof of Death, the Contract Value is $125,000. Prior to his death, the Owner did not make any additional purchase payments or take any withdrawals.

Excess-of-Earnings Withdrawals = $0 Purchase payments in the 12 months prior to Death = $0 In-Force Premium = $100,000 ($100,000 + $0 - $0) In-Force Earnings = $25,000 ($125,000 - $100,000) Enhanced Earnings Death Benefit = 40% X $25,000 =
$10,000.

Since 40% In-Force Earnings are less than 80% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 2. In the second example, assume the same facts as above, except that the Owner has taken a withdrawal of $10,000 during the second year of the Contract. At the time the withdrawal is taken, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Glenbrook receives due proof of death will be assumed to be $114,000.

Excess of Earnings Withdrawals = $5,000 ($10,000 - $5,000) Purchase payments in the 12 months prior to Death = $0 In-Force Premium = $95,000 ($100,000 + $0 - $5,000) In-Force Earnings = $19,000 ($114,000 - $95,000) Enhanced Earnings Death Benefit = 40% X $19,000 = $7,600.

Since 40% In-Force Earnings are less than 80% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 3. This third example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Rider after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Owner is age 65 on the Rider Date. At the time the Contract is issued, the Owner makes a purchase payment of $100,000. After two years pass, the Owner elects to add the Enhanced Earnings Death Benefit Rider. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the owner dies with a Contract Value of $140,000 on the date Glenbrook receives Due Proof of Death.

Excess of Earnings Withdrawals = $30,000 ($50,000 - $20,000) Purchase payments in the 12 months prior to Death = $0 In-Force Premium = $120,000 ($110,000 + $40,000 - $30,000) In-Force Earnings = $20,000 ($140,000 - $120,000) Enhanced
Earnings Death Benefit = 30% of $20,000 = $6,000.

In this example, In-Force Premium is equal to the Contract Value on the date the Rider was issued plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 30% In-Force Earnings are less than 60% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------


DESCRIPTION

-------------------------------------------------------
   Additions, Deletions or Substitutions of
   Investments
-------------------------------------------------------
   The Contract
-------------------------------------------------------
      Purchases of Contracts
-------------------------------------------------------
      Tax-free Exchanges (1035 Exchanges,
      Rollovers and Transfers)
-------------------------------------------------------
   Performance Information
-------------------------------------------------------
      Standardized Total Returns
-------------------------------------------------------
      Non-standardized Total Returns
-------------------------------------------------------
      Adjusted Historical Total Returns
-------------------------------------------------------
   Calculation of Accumulation Unit Values
-------------------------------------------------------
   Calculation of Variable Income Payments
-------------------------------------------------------
      Calculation of Annuity Unit Values
-------------------------------------------------------

-------------------------------------------------------

DESCRIPTION


   General Matters
-------------------------------------------------------
      Incontestability
-------------------------------------------------------
      Settlements
-------------------------------------------------------
      Safekeeping of the Variable Account's
      Assets
-------------------------------------------------------
      Premium Taxes
-------------------------------------------------------
      Tax Reserves
-------------------------------------------------------
   Federal Tax Matters
-------------------------------------------------------
   Qualified Plans
-------------------------------------------------------
   Experts
-------------------------------------------------------
   Financial Statements
-------------------------------------------------------


                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                       C-1